Exhibit 99.1

                             PS BUSINESS PARKS, INC.

                      1997 STOCK OPTION AND INCENTIVE PLAN



         PS Business Parks, Inc., a California corporation (the "Company"), sets forth herein the terms of its 1997 Stock Option and Incentive Plan (the "Plan") as follows:

1.       PURPOSE

         The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, outside directors, and other persons who provide services to the Company, to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company. The Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and non-employee Service Providers shall in all cases be non-qualified stock options.

2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

         2.1 "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the 1933 Act (as defined herein).

         2.2 "Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

         2.3 "Benefit Arrangement" shall have the meaning set forth in Section 13 hereof.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.6 "Committee" means a Committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate, and each of whom shall qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation and as "outside directors" as defined in Treas. Regs. ss.1.162-27(e)(3) ("outside directors"). Anything to the contrary notwithstanding, the requirement that all members of the Committee be non-employee directors and outside directors shall not apply for any period of time during which the Company's Stock is not registered pursuant to Section 12 of the Exchange Act. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Audit Committee of the Board. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         2.7 "Company" means PS Business Parks, Inc. (formerly Public Storage Properties XI, Inc.).

         2.8 "Effective Date" means January 28, 1997.

         2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         2.10 "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the principal exchange or market, as determined by the Committee) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

         2.11 "Grant" means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

         2.12 "Grant Date" means (a) for Grants other than Grants to Outside Directors, the later of (i) the date as of which the Committee approves the Grant or (ii) the date as of which the Grantee and the Company or Service Provider enter into the relationship resulting in the Grantee's becoming eligible to receive a Grant, and (b) for Grants to Outside Directors, the date on which such Grant is made in accordance with Section 6.3 hereof.

         2.13 "Grantee" means a person who receives or holds an Option, Restricted Stock or Restricted Stock Units under the Plan.

         2.14 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

         2.15 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

         2.16 "Option Period" means the period during which Options may be exercised as set forth in Section 10 hereof.

         2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

         2.18 "Other Agreement" shall have the meaning set forth in Section 13 hereof.

         2.19 "Outside Director" means a member of the Board who is not an officer or employee of the Company.

         2.20 "Partnership" means PS Business Parks, L.P., a California limited partnership (formerly American Office Park Properties, L.P., a California limited partnership).

         2.21 "Plan" means the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan (formerly the American Office Park Properties, Inc. 1997 Stock Option and Incentive Plan).

         2.22 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

         2.23 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to
Section 12.2 hereof.

         2.24 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

         2.25 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

         2.26 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.27 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, other similar service provider or affiliate of the Company, or any corporation or other entity in which the Company owns at least a ninety percent (90%) economic interest, and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to Section 6 hereof.

         2.28  "Stock" means the common stock of the Company.

         2.29 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code and any "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

         2.30 "Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.

3.       ADMINISTRATION OF THE PLAN

         3.1 General. The Plan shall be administered by the Committee. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's articles of incorporation and by-laws and applicable law; provided, however, that each member of the Committee shall at all times qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation and as "outside directors" as defined in Treas. Regs.
ss.1.162-27(e)(3) ("outside directors"). Anything to the contrary notwithstanding, the requirement that all members of the Committee be non-employee directors and outside directors shall not apply for any period of time during which the Company's Stock is not registered pursuant to Section 12 of the Exchange Act.

         3.2 Plenary Authority of the Committee. Subject to Section 3.4 hereof, the Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's articles of incorporation and by-laws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company's articles of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

         3.3 Discretionary Grants. Subject to Section 3.4 hereof and the other terms and conditions of the Plan, the Committee shall have full and final authority to designate Grantees, (i) to determine the type or types of Grant to be made to a Grantee, (ii) to determine the number of shares of Stock to be subject to a Grant, (iii) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (iv) to prescribe the form of each Award Agreement evidencing a Grant, and (v) to amend, modify, or supplement the terms of any outstanding Grant; provided, however, that the Committee shall not have the authority to reduce the exercise price of any outstanding Option other than pursuant to Section 16 hereof. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Committee at the time the new Grant is made.

         3.4 Grants to Outside Directors. With respect to Grants of Options to Outside Directors pursuant to Section 6.3 hereof, the Committee's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options so granted, to interpret the Award Agreements evidencing such Options, to maintain appropriate records and reports regarding such Options, and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

         3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

         3.6 Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

4.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 16 hereof, the number of shares of Stock available for issuance under the Plan shall be 1,500,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.       EFFECTIVE DATE AND TERM OF THE PLAN

         5.1  Effective  Date.  The Plan shall be effective as of the  Effective
Date.

         5.2 Term. The Plan has no termination date; however, no Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

6.       GRANTS

         6.1 Discretionary Grants to Company, Partnership or Subsidiary Employees. Grants may be made under the Plan to any employee of the Company or of the Partnership or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Committee shall determine and designate from time to time; provided, however, that Grants to employees of the Partnership who are not employees of the Company or of any Subsidiary shall not be Incentive Stock Options.

         6.2 Discretionary Grants to Service Providers. Grants may be made under the Plan to any Service Provider whose participation in the Plan is determined by the Committee to be in the best interests of the Company and is so designated by the Committee; provided, however, that Grants to Service Providers who are not employees of the Company or of any Subsidiary shall not be Incentive Stock Options.

         6.3      Formula Option Grants to Outside Directors.

                  (a) Initial Grants of Options. (i) Immediately following the first Annual Meeting of Shareholders of the Company held after the Effective Date, each Outside Director then duly elected and serving shall automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 5,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 16 hereof) and (ii) thereafter, each Outside Director who is initially elected to the Board shall, upon the date of his or her initial election by the Board or the shareholders of the Company, automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 5,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 16 hereof).

                  (b) Subsequent Grants of Options. Immediately following each Annual Meeting of Shareholders of the Company commencing with the second Annual Meeting of Shareholders held after the Effective Date, each Outside Director then duly elected and serving (other than an Outside Director initially elected to the Board at such Annual Meeting of Shareholders) shall automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 1,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 16 hereof).

                  (c) Option Price and Vesting. The Option Price for each Option granted to an Outside Director pursuant to Section 6.3(a)(i) shall be the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option but in no event less than $22.88 per share of Stock subject to the Option. The Option Price for each Option granted to an Outside Director pursuant to Sections 6.3(a)(ii) and 6.3(b) shall be the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option. Options granted to Outside Directors pursuant to Sections 6.3(a) and 6.3(b) shall vest in three equal annual installments in accordance with the schedule set forth in the first sentence of Section 10.1 hereof.

         6.4 Successive Grants. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.       LIMITATIONS ON GRANTS

         7.1 Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 800,000 during the first ten years after the Effective Date and 250,000 per year thereafter. The maximum number of shares of Restricted Stock that can be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 6 hereof is 250,000 per year.

         7.2 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Option is granted) of the Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Grantee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Options shall be treated as non-qualified Options. The determination of which Stock Options shall be treated as non-qualified Options shall be made by taking Options into account in the order in which they were granted.

8.       AWARD AGREEMENT

         Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options.

9.       OPTION PRICE

         The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price shall be not less than the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.      VESTING, TERM AND EXERCISE OF OPTIONS

         10.1 Vesting and Option Period. Unless otherwise provided in an Award Agreement evidencing the Grant of an Option, each Option granted under the Plan shall become exercisable in accordance with the following schedule: (i) prior to the first anniversary of the Grant Date, the Option shall not be exercisable;
(ii) on the first anniversary of the Grant Date, the Option shall become exercisable with respect to one-third of the shares of Stock subject to such Option; (iii) on the second anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-third of the shares of Stock subject to such Option and (iv) on the third anniversary of the Grant Date, the Option shall become exercisable with respect to the remaining shares of Stock subject to such Option and shall remain exercisable in full up to (but not including) the Termination Date (as defined in Section 10.2 hereof). For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable in accordance with the foregoing schedule shall constitute the "Option Period" with respect to such Option.

         10.2 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

         10.3 Acceleration. Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

         10.4 Termination of Employment or Other Relationship. Upon the termination (i) of the employment of a Grantee with the Company, the Partnership or a Service Provider, (ii) of a Service Provider's relationship with the Company, or (iii) of an Outside Director's service to the Company, other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section
10.1 hereof but has not been exercised shall terminate at the close of business on the thirtieth day following the Grantee's termination of service, employment, or other relationship, unless the Committee, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, the Partnership or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider's or an Outside Director's relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

         10.5 Rights in the Event of Death. If a Grantee dies while employed by the Company, the Partnership or a Service Provider, or while serving as a Service Provider or an Outside Director, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

         10.6 Rights in the Event of Disability. If a Grantee terminates employment with the Company, the Partnership or a Service Provider, or (if the Grantee is a Service Provider who is an individual or is an Outside Director) ceases to provide services to the Company, in either case by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in
Section 10.2 above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         10.7 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

         10.8 Method of Exercise. An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and
(ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents;
(ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Committee may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in
Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

         Notwithstanding the foregoing, the Option Price of any Option that is exercised by a Grantee shall be paid to the Partnership, and, upon receipt of the Option Price, the Partnership shall purchase from the Company for delivery pursuant to the Option a number of shares of Stock equal to the number of shares of Stock as to which the Option has been exercised, in accordance with and pursuant to Section 4.2(e) of the Amended and Restated Agreement of Limited Partnership of the Partnership.

         10.9 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

11.      TRANSFERABILITY OF OPTIONS

         Each Option granted pursuant to this Plan shall, during a Grantee's lifetime, be exercisable only by the Grantee or his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Grantee, by operation of law or otherwise, other than as may be provided in the Award Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Award Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

12.      RESTRICTED STOCK

         12.1 Grant of Restricted Stock or Restricted Stock Units. The Committee may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive such Grants as set forth in Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

         12.2 Restrictions. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. The minimum Restricted Period which may be provided for by the Committee with respect to Restricted Stock or Restricted Stock Units the vesting of which is subject solely to the passage of time and/or continued employment shall be three years, subject to earlier expiration of the Restricted Period upon the death, disability, retirement or other termination of service of the Grantee, or upon a change in control of the Company, in accordance with the provisions of the Plan. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Committee prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the second sentence of this Section 12.2, the Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

         12.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

         12.4 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         12.5 Rights of Holders of Restricted Stock Units. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as shareholders of the Company. The Committee may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

         12.6 Termination of Employment or Other Relationship. Upon the termination of the employment of a Grantee with the Company, the Partnership or a Service Provider, or of a Service Provider's relationship with the Company, in either case other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the
Code), any Restricted Stock or Restricted Stock Units held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of
Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, the Partnership or any other Service Provider, or is engaged as a Service Provider. Whether a termination of a Service Provider's relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

         12.7 Rights in the Event of Death. If a Grantee dies while employed by the Company, the Partnership or a Service Provider or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

         12.8 Rights in the Event of Disability. If a Grantee terminates employment with the Company, the Partnership or a Service Provider, or (if the Grantee is a Service Provider who is an individual) ceases to provide services to the Company, in either case by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         12.9 Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

13.      PARACHUTE LIMITATIONS

         Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause
(ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14.      REQUIREMENTS OF LAW

         14.1 General. The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. If a Grantee acquires shares of Stock pursuant to the exercise of an Option, the Committee, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Stock shall be subject to restrictions on transfer. The Company may place a legend on the certificates evidencing the shares, reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section 14.1.

         14.2 Rule 16b-3. It is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company's shareholders, amend the Plan such that it does not comply with the Code. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award
Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement. Except as permitted under this Section 15 or
Section 16 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16.      EFFECT OF CHANGES IN CAPITALIZATION

         16.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         16.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

         16.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control. Subject to the exceptions set forth in the last sentence of this Section 16.3, (i) upon the occurrence of a "Change of Control" (as defined below), all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and
(ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the Change of Control and shall be effective only immediately before the consummation of the Change of Control. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. For purposes of this
Section 16.3, a "Change of Control" shall be deemed to occur upon (i) the dissolution or liquidation of the Company or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving corporation) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. This
Section 16.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor corporation, or a parent, subsidiary or affiliate thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 16.3.

         16.4 Adjustments. Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

         16.5 No Limitations on Company. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company, the Partnership or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company, the Partnership or any Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company, the Partnership or a Service Provider. No provision in the Plan or in any Grant awarded or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company as a director (including as an Outside Director), or shall interfere with or restrict in any way the rights of the Company's shareholders to remove any director pursuant to the provisions of the California General Corporation Law, as from time to time amended. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company, the Partnership or a Service Provider), so long as such Grantee continues to be a director, officer, consultant, employee, or independent contractor (as the case may be) of the Company, the Partnership or a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

18.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.      WITHHOLDING TAXES

         The Company, the Partnership, a Subsidiary or a Service Provider, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company, the Partnership, the Subsidiary or the Service Provider, as the case may be, any amount that the Company, the Partnership, the Subsidiary or the Service Provider may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, the Partnership, the Subsidiary or the Service Provider, which may be withheld by the Company, the Partnership, the Subsidiary or the Service Provider, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company, the Partnership, the Subsidiary or the Service Provider to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company, the Partnership, the Subsidiary or the Service Provider shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company, the Partnership, the Subsidiary or the Service Provider as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

20.      CAPTIONS

         The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

21.      OTHER PROVISIONS

         Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

22.      NUMBER AND GENDER

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

23.      SEVERABILITY

         If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

24.      GOVERNING LAW

         The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of California.

                                      * * *

         The Plan was duly adopted and approved by the Board of Directors of American Office Park Properties, Inc. as of the 28th day of January, 1997.

                              /S/ RONALD L. HAVNER, JR.
                              -------------------------------------
                              Ronald L. Havner, Jr.
                              Secretary of American Office Park Properties, Inc.


         The Plan was duly amended by the Board of Directors of American Office Park Properties, Inc. as of the 1st day of December, 1997.

                              /S/ RONALD L. HAVNER, JR.
                              -------------------------------------
                              Ronald L. Havner, Jr.
                              Secretary of American Office Park Properties, Inc.


         The assumption and adoption of the Plan was duly approved by the Board of Directors of Public Storage Properties XI, Inc. on the 12th day of December, 1997.

                              /S/ OBREN B. GERICH
                              -------------------------------------
                              Obren B. Gerich
                              Secretary of Public Storage Properties XI, Inc.


         The assumption and adoption of the Plan was duly approved by the shareholders of Public Storage Properties XI, Inc. on the 16th day of March, 1998.

                              /S/ OBREN B. GERICH
                              -------------------------------------
                              Obren B. Gerich
                              Secretary of Public Storage Properties XI, Inc.


         The Plan was assumed by Public Storage Properties XI, Inc. on the 16th day of March, 1998.

                              /S/ OBREN B. GERICH
                              -------------------------------------
                              Obren B. Gerich
                              Secretary of Public Storage Properties XI, Inc.


         The Plan was duly amended by the Board of Directors of Public Storage Properties XI, Inc. on the 16th day of March, 1998.

                              /S/ OBREN B. GERICH
                              -------------------------------------
                              Obren B. Gerich
                              Secretary of Public Storage Properties XI, Inc.


         On the 17th day of March, 1998, American Office Park Properties, Inc. was merged into Public Storage Properties XI, Inc., the outstanding options granted by American Office Park Properties, Inc. under the Plan were assumed by Public Storage Properties XI, Inc. and Public Storage Properties XI, Inc. changed its name to PS Business Parks, Inc.

                              /S/ RONALD L. HAVNER, JR.
                              -------------------------------------
                              Ronald L. Havner, Jr.
                              Secretary of PS Business Parks, Inc.